UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 7, 2017

China Xuefeng Environmental Engineering, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-175483	99-0364975
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Tongda Avenue
Economic and Technological Development Zone
Suqian, Jiangsu Province
People's Republic of China, 223800
(Address of principal executive offices) (zip code)

+86-527-84370508
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2017, the Board of Directors of China Xuefeng Environmental Engineering, Inc. (the "Company") approved and adopted the Amended and Restated Bylaws of the Company (the "Amended Bylaws") effective immediately, in order to comply with the listing requirements on the National Stock Exchange of Australia. The Amended Bylaws added Article XIII which provides that the Amended Bylaws must comply with and not contain any provision that would violate the Listing Rules of the National Stock Exchange of Australia, for so long as the Company is admitted to such stock exchange.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

China Xuefeng Environmental Engineering, Inc.

Dated: September 11, 2017	By:	/s/ Li Yuan
Name: Li Yuan
Title: Chief Executive Officer